UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
May 11, 2009

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 11, 2009, OSI Pharmaceuticals, Inc (“OSI”) provided an update on the progress of PSN821 and PSN602, two early clinical programs from its diabetes and obesity research and development operations. The data will be submitted for presentation at future scientific meetings. A copy of OSI’s press release, dated May 11, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On May 14, 2009, OSI announced detailed results from the Phase III study of Tarceva® (erlotinib) as a single agent, first-line maintenance therapy for patients with advanced non-small cell lung cancer who did not progress following first-line treatment with platinum-based chemotherapy, referred to as the SATURN study. Data are being released co-incident with the publication of on-line abstracts by the American Society of Clinical Oncology (“ASCO”) in advance of their Annual Meeting in Orlando on May 29-June 2, 2009. A copy of OSI’s press release, dated May 14, 2009, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     On May 15, 2009, OSI announced preliminary data from two phase I dose escalation studies of oral OSI-906, a small molecule insulin-like growth factor-1 receptor tyrosine kinase inhibitor, in patients with advanced solid tumors. The data will be presented at the ASCO Annual Meeting on May 30, 2009. A copy of OSI’s press release, dated May 15, 2009, is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated May 11, 2009.

99.2	Press release dated May 14, 2009.

99.3	Press release dated May 15, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2009	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 11, 2009.

99.2	Press release dated May 14, 2009.

99.3	Press release dated May 15, 2009.